                                                                  Exhibit 3(ii)

                                   I N D E X
                                   ---------

Bye-LAW   Subject
-------   -------

1         Share Capital
2         Common Shares
3         Authority of Board to Issue Shares and Divide Shares Into Different
          Classes
4         The Series B Shares
5         Restrictions on Certain "Business Combinations"
6         Employee Share Purchase
7         Repurchase by Company of its Own Shares
8         Trusts Not Recognised by Company
9         Share Certificates
10        Lost Share Certificates
11        Certificates to be under Seal
12        Register of Members
13-16     Transfer of Shares
17-19     Transmission of Shares
20-22     Increase of Capital
23        Alteration of Capital
24-25     Reduction of Capital
26        General Meetings
27-28     Notice of General Meetings
29-34     Proceedings at General Meetings
35        Inspectors
36-47     Voting
48-53     Proxies and Corporate Representatives
54-56     Appointment and Removal of Directors
57        Resignation and Disqualification of Directors

58        Directors' Fees and Additional Remuneration and Expenses
59        Directors' Interests
60        Powers and Duties of the Board
61-66     Officers
67        Compensation of Officers of the Company
68-71     Delegation of the Board's Powers
72        Proceedings of the Board
73-80     Telephonic Board Meetings
81        Minutes
82-83     Secretary
84        The Seal
85-91     Dividends and Other Payments
92        Reserves
93-94     Capitalization of Profits
95        Record Dates
96-98     Accounting Records
99        Audit
100-101   Service of Notices and Other Documents
102       Winding Up
103-106   Indemnity
107       Alteration of Bye-Laws
108       Registered Office
109       Interpretation

                                    BYE-LAWS
                                       of
                          MUTUAL RISK MANAGEMENT LID.

                                 SHARE CAPITAL
                                 -------------


1. The authorised share capital of the Company is $24,751,835 divided into the following classes of shares:
     (i)   180,000,000 Common Shares of $0.01 each (the "Common Shares");
     (ii)  2,951,835 Series B Non-Voting Redeemable Preferred Shares of
           $0.01 each (the "Series B Shares"); and;

     (iii) $20,000,000 of Preferred Shares of such par value (being not less than $0.01 each) as the Board shall determine pursuant to the terms of Bye-Law 3 hereof (the "Preferred Shares").

                                 COMMON SHARES
                                 -------------
2.   (1)   At a general meeting of the Company every holder of Common shares shall, on a show of hands, be entitled to one vote, and on a poll, shall be entitled to one vote for every share held by him.
     (2) The Board may in its discretion, at any time, and from time to time, issue or cause to be issued all or any part of the authorised but unissued Common Shares of the Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

         AUTHORITY OF BOARD TO ISSUE AND DIVIDE PREFERRED SHARES INTO
         ------------------------------------------------------------
                               DIFFERENT CLASSES
                               -----------------

3.   (1)   The Board may in its discretion at any time, and from time to time, issue or cause to be issued all or any part of the authorised but unissued Preferred Shares of the

           Company for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

     (2) Without prejudice to the generality of (1) hereof, the Board is hereby further expressly authorised at any time, and from time to time, to divide any or all of the authorised but unissued Preferred Shares of the Company into several classes, to consolidate or sub-divide and to set the par value of any of the unissued Preferred Shares, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the design ation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights, redemption features, restrictions, and other special or relative rights of such series. Each of such series may differ from every other series previously authorised, as may be determined by the Board in any or all respects, to the fullest extent now, or hereafter permitted by the laws of Bermuda including, but not limited to, the variations between different series in the following respects:
     (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board;
     (b) the annual dividend or dividend rate for such series, and the date or dates from which dividends shall commence to accrue;
     (c) the par value of the shares prior to issue, provided however, that the par value shall in no case be set at less than $0.01 per share;
     (d) the price or prices at which, and the terms and conditions on which, if any, the shares of such series may be redeemed or made redeemable;
     (e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
     (f) subject to the terms of Bye-Law 4 hereof, the preferential amount or amounts, if any, payable upon shares of such series in the event of the liquidation, dissolution, or winding up of the Company;
     (g) the terms and conditions, if any, upon which shares of such series may be converted and the class or series of shares of the Company or other securities into which such shares may be converted;
     (h) the relative seniority, priority or junior rank of such series as to dividends or assets in relation to any other classes or series of capital shares then or thereafter to be issued;
     (i) such other terms, preferences, qualifications, privileges, limitations, options, restrictions, and other special rights, if any, of shares of such series as the Board may, at the time of such resolution or resolutions, lawfully fix or determine;
     (j) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person;
     (k) where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.


                              THE SERIES B SHARES
                              -------------------

4.   (1)   The Series B Shares shall confer on the holders thereof the right, in priority to the shares of any other class of the Company, to fixed cumulative preferential semi-annual dividends, payable on l5th February and l5th August in each year, commencing on 15th August 1987, at an annual rate which shall be computed on the par value of US$1.00 per Series B Share equal to the six-months London Interbank

           Offered Rate ruling on the lst August, in the case of the semiannual dividend payable on 15th February and on lst January in the case of the semi-annual dividend payable on 15th August in each year, or if no such rate shall have been quoted on that date, on the next following date upon which such rate shall have been quoted. Provided that, if the aggregate amount of any semi-annual dividend payable to the holders of the Series B Shares shall be greater than an amount equal to the net profit (as hereinafter defined) of the Company for the first or second half (as the case may be) of its financial year ended immediately prior to the date for payment of such semi-annual dividend, then and in such event the aggregate amount of such dividend so payable may be reduced to an amount equal to the net profit of the Company established as aforesaid for the relevant half of its said financial year and the annual rate of such dividend shall be computed accordingly. Provided that, if on any date for the payment of a semi-annual dividend on the Series B Shares the Company shall either :
           (a) be permitted to pay a reduced semi-annual dividend for the reason hereinbefore in this paragraph described, or
           (b) have insufficient moneys available to enable it to pay the semi-annual dividend without borrowing additional monies for the purpose, or
           (c) if the Board shall, in its discretion, have decided that it is contrary to the interests of the Company to pay all or part of a semi-annual dividend on the due date for payment thereof, or that it is in the interests of the Company to transfer moneys otherwise available for payment of dividends to reserves created to meet one or more specified contingencies, any amount of semi-annual dividend unpaid shall accumulate, with interest at the rate hereinafter mentioned, and shall be added to the next semi-annual dividend payable thereafter and thenceforth until the same shall have been paid in full with interest as aforesaid and no dividend shall be paid on any share of any other class of the Company while any semi-annual dividend on the Series B Shares, or any part thereof, or any interest accrued thereon shall be in arrears and unpaid. Provided that the amount of any semi-annual dividend which shall be unpaid on the due date for payment thereof shall bear interest at the same rate as is applicable to the fixed cumulative preferential semi-annual dividends pursuant to paragraph 1 hereof, such interest to accrue from the said due date and be paid by the Company on the date of payment of the arrears of semi-annual dividend from which it shall have arisen.

     (2) In the event that payment of all or any part of a semiannual dividend on the Series B Shares shall not be made on the due date for payment thereof by decision of the Board pursuant to sub-paragraph (c) of paragraph 1 hereof, and if, by subsequent decisions of the Board pursuant to the same sub-paragraph (c), payment thereof shall not have been made at the expiration of two years from the said due date, the discretions granted to the Board by the said sub-paragraph (c) shall ipso facto be vested in the holders of the Series B Shares, so that any decision to defer further the payment of the said semi-annual dividend shall be made only with the consent in writing of the holders of a majority of the Series B Shares, or with the sanction of a resolution passed at a separate general meeting of the holders of such shares and the Board shall, forthwith upon the expiry of the said period of two years, or upon the first date thereafter when the Company shall have funds lawfully available for the payment of such deferred dividend and the moneys with which to pay the same, either cause the Company to pay the full amount of the deferred dividend, with interest as aforesaid, or take all such steps as may be necessary to obtain such consent or sanction without delay.

     (3) The expression "net profit" shall mean in relation to the Series B Shares the total of all the operating revenues of the Company and its subsidiaries for the period in question, including realised gains, less the total of all the operating expenses of the Company and its said subsidiaries, including realised losses, after eliminating the balances of all inter-company accounts between the Company and its said subsidiaries and between any two of such subsidiaries.

     (4) The Company shall on 15th August, 1997 redeem at the price of $1.00 (U.S.) per share all of the Series B Shares. No dividend shall be declared or paid on any share of any class of the Company on or after the 15th August, 1997, until all of the Series B Shares shall have been redeemed as aforesaid.

     (5) Without prejudice to the foregoing, the Company may at any time and from time to time prior to 15th August, 1997, upon giving not less than one month's prior notice in writing to the holders thereof, redeem all or any part of the Series B Shares at the price of $1.00 (U.S.) per share out of moneys of the Company which may be lawfully be applied for that purpose. In the case of any redemption of less than all of the Series B Shares, the Board shall have power to decide in its discretion the manner in which the particular Series B Shares to be redeemed shall be determined and the manner in which any fractions of Series B Shares arising on a partial redemption shall be dealt with.

     (6) The holders of the Series B Shares shall be entitled on a winding-up in priority to the holders of shares of any other class of the Company, to receive out of the assets of the Company available for distribution to Members a sum equal to the amount which would have been received by the holder of the Series B Shares in the event that all of the Series B Shares outstanding on the day prior to the date of commencement of winding up had been redeemed on that day.

     (7) The provisions of these Bye-Laws relating to the convening of a Special General Meeting of the Company shall mutatis mutandis apply to the convening of a Special General Meeting of the holders of Series B Shares for the matters referred to herein.

     (8) The holders of the Series B Shares shall not be entitled to any further or other right to participate in the profits or assets of the Company.

     (9) The holders of the Series B Shares shall not be entitled to receive notice of, or to attend or vote at, any annual general meeting or special general meeting of Members of the Company.

     (10)  Series B Shares are not convertible.

                RESTRICTIONS ON CERTAIN "BUSINESS COMBINATIONS"
                -----------------------------------------------

5.   (1)   Except as permitted by sub-section (2) of this Bye-Law, no Interested
           Shareholder (as hereinafter defined) shall, whether directly or indirect, be a party to or take any action in connection with any Business Combination with the Company or any of its subsidiary companies for a period of five years commencing on the date such person first became an interested Shareholder.

     (2) The restrictions contained in sub-section (1) of this section shall not apply to a Business Combination:(i) if the Business Combination is approved by prior resolution of the Continuing Directors (as that term is hereinafter defined) of the Board (whether such approval is made prior to or subsequent to the acquisition of, or announcement of public disclosure of the intention to acquire, beneficial ownership of voting shares that caused the Interested Shareholder to become an Interested Shareholder); or (ii) if the Business Combination is approved by prior resolution of a majority of outstanding voting shares of the Company other than those beneficially held by an Interested Shareholder.

     (3)   For the purposes of this Bye-Law:-
           (a) "beneficial owner" when used with respect to any share means a person:-
           (i)   who individually or with or through any Subsidiary or Affiliate beneficially owns such share, directly or indirectly; or
           (ii)  who individually or with or through any Subsidiary or Affiliate beneficially owns such share, directly or indirectly; or (2) who individually or with or through any Subsidiary or Affiliate has:-
                 (a) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to an-v agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; provided however, that a person shall not be deemed the beneficial owner of any share tendered pursuant to a tender or exchange offer until such offer is accepted; or

                 (b) the right to vote such share pursuant to any agreement, arrangement or understanding (whether or not in writing); provided however, that a person shall not be deemed the beneficial owner of any share under this sub-paragraph(ii) if the right to vote such share arises:-
                      (i) solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to shareholders or any class of shareholders generally; or
                      (ii) solely under a nominee or trustee agreement where the nominee or trustee has no economic interest in the share (other than the right to be paid normal nominee or trustee fees or remuneration);
                      (iii) who has any agreement, arrangement or understanding
                            (whether or not in writing) for the purpose of acquiring, holding, voting (except where the right to vote is within the exclusion of sub-paragraphs
                            (i) or (ii) of paragraph (2)(b) above or disposing of such share with any other person who beneficially owns, or whose subsidiaries or affiliates directly or indirectly beneficially own such share or any interest therein;

                     but does not include an underwriter, acting in the ordinary course of his business as an underwriter, who acquires shares pursuant to any issue or offer of shares underwritten by him.

                 (b) "Business Combination" means:-
                     (i) any scheme of arrangement, reconstruction or amalgamation involving the Company or any of its Subsidiaries and an Interested Shareholder;
                     (ii) any transaction or series of transactions involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance of assets between the Company or any of its Subsidiaries and any Interested Shareholder having an aggregate market value in excess of 5% of the consolidated value in the Company and its Subsidiaries prior to the relevant transaction or series of transactions;
                     (iii) the issue or transfer to an Interested Shareholder or any Affiliate thereof of any securities by the Company or any of its Subsidiaries other than an issue or distribution to all Shareholders of the Company entitled to participate therein (such entitlement not being dependent upon or affected by any scheme or proposed by an Interested Shareholder) pro rata to their respective entitlements ;
                     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or any of its Subsidiaries unless such plan or proposal is initiated, proposed or adopted independently of, and not by agreement or arrangement with, any Interested Shareholder or any Affiliate thereof;
                     (v) the reclassification of any securities or other restructuring of the capital of the Company or any of its Subsidiary companies in such a way as to confer a benefit on an Interested Shareholder or any Affiliate thereof which is not conferred on the Members generally; or (vi) the making by the Company or any of its Subsidiaries of any loans, advances, guarantees, pledges or financial assistance to an Interested Shareholder;

                 (c) The term "Continuing Director" means (i) any member of the
                     Board, while such person is a member of the Board who is not an Interested

                     Shareholder or an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, who is not an Interested Shareholder or an Affiliate or Associate or representative of the Interested Shareholder, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors then in office;
                (d) "Interested Shareholder" means a Member of the Company (other than the Company or any Subsidiary, any profit-sharing employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Common Shares representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding voting shares of the Company. For the purposes of determining whether a person is an Interested Shareholder for the purposes hereof, the number of shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (3) hereof, but shall not include any other shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise;

                 (e) "person" includes:-
                     (i) any person acting in concert with him or any nominee for him or person acting on his behalf; (ii) any company in which such person holds or beneficially owns 10% or more of the shares carrying voting rights or rights over shares; or (iii) any person or entity over which the person acquiring the shares has, directly or indirectly, the power to direct or cause the direction of management or policies;
                 (f) "persons acting in concert" include:-
                     (i) persons who, pursuant to an agreement, arrangement or understanding (whether formal or informal), actively co-operate either in the acquisition by any of them of any holding of shares or of the beneficial ownership of shares or right over shares in the Company or in the exercise of voting rights with respect to shares in the Company;
                     (ii) a company with any of its directors (or their close relatives, nominees, related trusts or companies in which any director holds or beneficially owns 10% or more of the shares carrying voting rights or rights over shares);
                     (iii) a company with the trustees or managers of any of its pension, provident or employee benefit funds or any employee stock option scheme which involves the issue of shares in the company to such trustees for the benefit of employees;
                     (iv) a person who is a fund manager with any investment company, unit trust or other person whose investments such person manages on a discretionary basis, in respect of the relevant investment accounts;
                     (v) a company with its parent company or any of its Subsidiary companies; or
                     (vi) a company, in which 10% or more of the shares carrying voting rights or rights over shares are held or beneficially owned by a person, with any other company in which 10% or more of the shares carrying voting rights or rights over shares are held or beneficially owned by the same person;
                 (g) "rights over shares" includes any rights acquired by a person of an
                     agreement to acquire shares of an option to acquire shares or an irrevocable commitment to accept an offer to acquire shares and includes warrants or options to subscribe for shares in a company if immediately exercisable, as if such warrants or option had at the relevant time been exercised;
               (h) "securities" includes shares, debentures, and options or warrants to subscribe for or purchase any shares or debentures, and any rights in respect thereof or any other right which if exercised would enable a person not otherwise able so to do, to exercise voting rights in excess of the threshold;
               (i)   "threshold" means 10% or more of the voting rights;
               (j)  "voting rights" means all the voting rights attributable to the share capital of the Company which are currently exercisable, or, in the case of options and warrants to subscribe for shares, would be exercisable if those options and warrants were themselves exercised, at a general meeting of the Company;
               (k) a person shall be deemed not to acquire or hold any share if he acquires or holds such share solely as nominee or bare trustee thereof and has no beneficial or economic interest therein other than the right to be paid normal nominee or trustee fees or remuneration;
               (l) the terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the United States Securities Exchange Act as in effect on April 10, 1991 (the term "registrant" in said Rule 12b-2 meaning in this case the Company);
               (m) the term "Subsidiary" for the purposes of this Bye-Law means any company of which a majority of any class of equity security is beneficially owned by the Company .

                            EMPLOYEE SHARE PURCHASE
                            -----------------------

6.   (1)  The Board may from time to time:-
          (a) establish a scheme or schemes whereby the Company provides money for the purchase of, or subscription for, fully-paid shares or share options or in relation to share bonus plans for Common Shares in the Company or its holding company, if any, being a purchase of subscription by trustees of or for shares to be held by or for the benefit of employees of the Company or of its associated company;
          (b) provide for the making by the Company of loans to persons, other than Directors, bona fide in the employment of the Company or of its associated company, with a view to enabling those persons to purchase or subscribe for fully-paid shares in the Company or its holding company, to be held by themselves by way of beneficial ownership; and
          (c) provide for the giving by the Company, directly or indirectly of financial assistance, whether by means of a loan, guarantee, the provision of security or otherwise, to its bona fide employees, or the bona fide employees of any associated company or not they shall also be Directors, in order that they shall also be Directors, in order that they may buy shares in the Company and the Board may, in its discretion, from time to time require, as one of the terms of issue of any such shares or by contract, that any such employee shall be required or allowed to sell such shares to the Company, upon such terms and at such price as the Board may by such terms of issue or contract establish, when such employee ceases to be employed by the Company or its associated company.

     (2) For the purposes of this Bye-Law a company shall be deemed to be an associated company of the Company if shares of the first-mentioned company carrying fifty percent or more of the votes for the election of directors are held, otherwise than by way of security directly or indirectly, by or for the benefit of the Company.

                    REPURCHASE BY COMPANY OF ITS OWN SHARES
                    ---------------------------------------

7. Subject to these Bye-Laws any purchase by the Company of any class of its own shares in exercise of the powers conferred by Section 42A of the Companies Act 1981, shall be on such terms and conditions as the Board shall determine.

                        TRUSTS NOT RECOGNISED BY COMPANY
                        --------------------------------

8. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES
                               ------------------

9. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly be several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

                            LOST SHARE CERTIFICATES
                            -----------------------

10. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in the case of defacement, on delivery of the old certificate to the Company.

                         CERTIFICATES TO BE UNDER SEAL
                         -----------------------------

11. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                              REGISTER OF MEMBERS
                              -------------------

12. (1) The Secretary and/or the Company's duly appointed Registrar and Transfer Agent shall establish and maintain the Register of Members which shall be available for inspection at the office of the Registrar and Transfer Agent and at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Members shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 8.
     (2) The Secretary and/or the Company's duly appointed Registrar and Transfer Agent, if there be one then acting, shall prepare and make, at least ten days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held or at the office of the Transfer Agent. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.
     (3) For the purposes of this Bye-Law, "Registrar and Transfer Agent" shall be deemed to include the duly appointed Co-Registrar and Co-Transfer Agent of the Company.

                               TRANSFER OF SHARES
                               ------------------

13. Subject to the Companies Acts and to the restrictions contained in these Bye-Laws as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

14. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share.

     The Board may also decline to register any transfer unless:-
     (a) the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,
     (b)  the instrument of transfer is in respect of any one class of share,
     (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained,
     (d) it shall be satisfied that the proposed transfer is in compliance with the United States

          Securities Act of 1933.

15. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

16. No fee, other than reimbursement of any expenses or taxes incurred by the Company, shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES
                             ----------------------

17. Subject to the Companies Act and these Bye-Laws, in the case of the death of a Member, the survivor or survivors, where the deceased was joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

18. Subject to the Companies Acts and these Bye-Laws, any person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer as an instrument of transfer signed by such Member.

19. A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share of any of the rights or privileges of a member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

                              INCREASE OF CAPITAL
                              -------------------

20. Without prejudice to the powers conferred on the Board of Directors in Bye-Laws 2 and 3 hereof and subject to the Companies Acts and these Bye-Laws, the Company may from time to time increase its authorised share capital detailed in Bye-Law 1 hereof by such sum to be divided into shares of such par value as the Company in general meeting shall prescribe.

21. The Company may, but shall not be bound to do so, by the resolution increasing the capital, direct that the new shares or any of them shall be offered n the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

22.  The new shares shall be subject to all the provisions of these Bye-Laws.

                             ALTERATION OF CAPITAL
                             ---------------------

23. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by resolution in general meeting from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL
                              --------------------

24. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time in general meeting authorise the reduction of its authorised share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner; provided however, that any resolution for the reduction of the authorised share capital of the Company shall only be effective if the same is approved by the affirmative vote of seventy five percent (75%) of the outstanding Voting Shares of the Company duly case at a general meeting of the Company called for that purpose.

25. In relation to any such reduction, the Company may in general meeting determine the term upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                GENERAL MEETINGS
                                ----------------

26. (1) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts. The

          Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Except with the unanimous approval of the Board, all Annual and Special General Meetings of the Company shall be held in Bermuda. Any resolution or matter which requires the approval of the Members of the Company shall only be approved at an annual or special general meeting of the Company called for the purpose in accordance with the provisions of these Bye-Laws and, for the avoidance of any doubt, Members may not act by written consent or a resolution in writing.
     (2) In accordance with the terms of the Mutual Risk Management Ltd. Company Act 1991, the percentage of the paid up capital of the Company carrying the right to vote at general meetings of the Company which shall be necessary to requisition a Special General Meeting of the Members pursuant to Section 74 of the Companies Act shall be 50% or more.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------

27. (1) An Annual General Meeting and any Special General Meeting shall be called by not less than 21 clear days' notice in writing. For the purposes of this Bye-Law, the expression "clear days'" means that the day on which the notice is despatched and the day of the meeting shall not be counted in calculating the notice period.

          Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Members other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

          Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:-

          (a) in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat;
          (b) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.
     (2) At any annual or Special General Meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual or Special General Meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a Member. In addition to any other applicable requirements, for business to be properly brought before an Annual or Special General Meeting by a Member, the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member's notice must be delivered to or mailed and received at the registered office of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual or Special General Meeting was mailed or such public disclosure was made. A Member's notice to the Secretary shall set forth as to each matter the Member proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the Member proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the Member, (iv) any material interest of the Member in such business. Provided at all times that Members may only give notice to the Secretary of matters to be brought before an Annual or Special General Meeting for the purposes of this Bye-Law that are matters that are suitable and appropriate for submission to general meetings of the Members of a publicly-quoted company.

          Notwithstanding anything in the Bye-Laws to the contrary, no business shall be conducted at an Annual or Special General Meeting except in accordance with the procedures set forth in this Bye-Law. Provided however, that nothing in this Bye-Law shall be deemed to preclude discussion by any Member of any business properly brought before the Annual or Special General Meeting in accordance with the procedures herein detailed.

          The Chairman of an Annual or Special General Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Bye-Law, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          For the avoidance of doubt, it is hereby noted that any nomination or nominations of persons for election to the Board of the Company made in accordance with the provisions of Bye-Law 54 hereof shall be deemed for the purposes of this Bye-Law to constitute business properly brought before an Annual or Special General Meeting, as the case may be.

28. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS
                        -------------------------------

29. No business shall be transacted at any general meeting unless it shall have been properly brought before the Annual or Special General Meeting in accordance with Bye-Law 27(2) hereof and a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided in these Bye-Laws, at least two Members representing not less than 30% of the outstanding shares carrying the right to vote in the Company, represented in person or by proxy, shall constitute a quorum for all purposes.

30. If within five minutes (or such longer time as the Chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the Chairman of the meeting may determine and at such adjourned meeting two Members present in person (whatever the number of shares held by them) shall be a quorum. The Company shall give not less than 7 days' notice of any meeting adjourned through want of a quorum and such notice shall state that two Members present in person (whatever the number of shares held by them) shall be a quorum.

31. Each Director shall be entitled to attend and speak at any general meeting of the Company.

32. The Chairman of the Board shall preside as Chairman at every general meeting. In his absence, the following shall preside in the order stated: the President or any Senior Vice President. If none of the foregoing is present within five minutes after the time appointed for holding the meeting, or if none of them is willing to act as Chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as Chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman.

33. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

34. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                   INSPECTORS
                                   ----------

35. The Board may, in advance of any meeting of Members, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may and on the request of any Member entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members. On the request of the Chairman of the meeting or any Member entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector. Inspectors need not be Members.

                                     VOTING
                                     ------

36. Save where a greater majority is required by the Companies Acts or these Bye-Laws any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast. No matter or item of business shall be put to a vote of a general meeting of Members unless that matter or item of business is specifically articulated in the Notice and Agenda of the meeting and complies with the provisions of Bye-Laws 27(2) and 54 hereof.

37. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

     (a)  the Chairman of the meeting; or
     (b)  at least three Members present in person or represented by proxy; or
     (c) any Member of Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or
     (d) a Member of Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

     Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

38. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

39. A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the Chairman shall direct. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll.

40. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

41.  On a poll, votes may be cast either personally or by proxy.

42. A person entitled to more than one vote on a poll need not use all of his votes or case all the votes he uses in the same way.

43. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote.

44. In the case of joint holders of a share, the vote of the Senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

45. A Member who is a patient for any purpose of any statute or applicable law relating to mental health of in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of the general meeting.

46. No Member shall, unless the Board otherwise determines, be entitled to cote at any general meeting unless all calls or other sums presently payable by him in respect of the shares in the Company have been paid.

47.  If (i) any objection shall be raised to the qualification of any voter or
     (ii) any votes have been counted which ought not have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

                     PROXIES AND CORPORATE REPRESENTATIVES
                     -------------------------------------

48. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointer is a company, either under its seal or under the hand of an officer, attorney or other persons authorised to sign the same.

49. A Member may designate a person who is not a Member of the Company as his proxy to represent such Member and vote on his behalf at any General Meeting of the Company or any Meeting of the holders of any class of shares in the capital of the Company and the Company may appoint a representative as permitted by the Companies Act and such representative need not be a Member.

50. The instrument appointing a proxy together with such other evidence as top its die execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of adjournment or, in either case, in any document sent therewith) at least two business days prior to the holding of the meeting or adjourned meeting at which the persons named in the instrument proposes to vote or, in the case of a poll taken subsequent to the date of the a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

51. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

52. (1) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

     (2) A proxyholder shall only vote in accordance with the direction made in the instrument of proxy duly executed by the Member granting such proxy and in the absence of such direction the proxyholder shall be bound to vote the proxy in favour of the proposals recommended by the Board of the Company.

53. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings.

                      APPOINTMENT AND REMOVAL OF DIRECTORS
                      ------------------------------------

54. (1) The number of Directors which shall constitute the whole Board of Directors of the Company shall not be more than fifteen (15). The Board is divided into three classes, Class I, Class II and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorised number of Directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra Director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the Directors shall be member of Class III and the other shall be a member of Class II. Each Director shall serve for a term ending on the third annual meeting following the annual meeting at which such Director was elected; provided however, that the Directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the Directors first elected to Class II shall serve for a term ending on the second annual meeting following the meeting at which such Directors were first elected, and the Directors first elected to Class III shall serve a full term as hereinbefore provided. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

          For the purpose of the preceding paragraph, reference to the first election of Directors is to the election at the 1991 Annual General Meeting. At each annual election held thereafter, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. If for any reason the number of Directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board may redesignate any Director to a different class in order that the balance of Directors in such classes shall conform thereto.

     (2)  A Director need not be a Member.

     (3) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Company may be made at a meeting of Members by or at the discretion of the Board, by any nominating committee or person appointed by the Board or by any Member of the Company entitled to vote for the election of Director at the meeting who complies with the notice procedures set forth in this Bye-Law. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Member's notice shall be delivered to or mailed and received at the registered office of the Company not less than 50 days nor more than 75 days prior to the meeting; provided however that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Member's notice to the Secretary shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the persons, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of Common Shares of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to
          Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the Member giving the notice (i) the name and record address of the Member and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the Member. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. No persons shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

          The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

55. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. Any individual appointed as a Director to fill a casual vacancy shall service for the remainder of the unexpired term of the individual that he replaced.

56. The Company may in Special General Meeting call for that purpose remove a Director for cause provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. Any resolution to remove a Director of the Company pursuant to the terms of this Bye-Law shall require the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of the Company then entitled to vote generally for the election of Directors. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                 RESIGNATION AND DISQUALIFICATION OF DIRECTORS
                 ---------------------------------------------

57. The office of a Director shall be vacated upon the happening of any of the following events:

     (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;
     (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;
     (c)  if he becomes bankrupt or compounds with his creditors;
     (d)  if he is prohibited by law from being a Director;
     (e) if he is removed from office by a resolution in writing in accordance with the procedure set out in Bye-Law 56.

            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES
            --------------------------------------------------------

58. The amount, if any, of Directors' fees shall from time to time be determined by the Compensation/Stock Option Committee of the Board. In addition, each Director shall be paid his reasonable traveling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meeting and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as Director. Any question as to the reasonableness of expenses as provided herein shall be a matter to be determined by the Compensation/Stock Committee of the Board. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS
                              --------------------

59. (a) A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with this office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Laws.

     (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a part to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respect as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground on any interest or benefit.

     (e) Subject to the Companies Acts and any further disclosures required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD
                         ------------------------------

60. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company in general meeting, the Board shall manage all aspects of the business of the Company and in connection with the exercise of its powers shall have regard to the best interests of the Company and its Members and in determining what is in the best interests of the Company and its Members, the Board shall have regard to all relevant factors including without limitation the possible effects that the exercise of any of its powers may have on the business of the Company and its subsidiaries and on the employees, customers, suppliers and creditors of the Company and its subsidiaries.

     No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. All actions shall be taken by the Board (or its committees) conducting their duties as a corporate body, and no individual from time to time serving as a member of the Board shall have the authority in his capacity as a Board member to negotiate or conclude any contracts in the name of the Company or otherwise to bind the Company, except as set forth in a specific authorisation duly adopted by the Board. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

                                    OFFICERS
                                    --------

61. The officers of the Company shall include a Chairman, a President and one or more Senior Vice Presidents who may not need not be Directors and shall be elected by the Board as soon as possible after each annual general meeting. The authority of the Chairman shall be that of a Chief Executive Officer.

     The authority of any Officer of the Company including the President and any Senior Vice Presidents so long as such officers, in the opinion of the Board, shall be resident in the United States shall be limited to maintaining an oversight and review of and providing recommendations and information to the Board, but not to any third party, regarding the affairs of the Company pertaining to its subsidiaries incorporated in the United States and otherwise to enable the Company to fulfil its role as the holder of shares of such subsidiaries. The President and any Senior Vice Presidents shall have no authority (i) to negotiate or conclude contracts in the name of the Company (or any of its subsidiaries not incorporated in the United States) or otherwise bind the Company (or any of its subsidiaries not incorporated in the United States) within the United States; or (ii) to conduct or manage any activities of the Company (or any of its subsidiaries not incorporated in the United States) within or outside of the United States, or (iii) to act in any way which might result in the Company (or any of its subsidiaries not incorporated in the United States) being considered to be engaged in a trade of business in the United States within the meaning of the Internal Revenue Code of 1986 or any subsequent United States Tax Legislation.

     Any purported action or contract done or made by the President or any Senior Vice Presidents or any other duly appointed officer of the Company in violation of the provisions hereof shall be null and void ab initio and the Company or any of its subsidiaries shall in no way be bound or affected by any such action or contract done or made on violation of the provisions hereof.

     Any person elected or appointed pursuant to this Bye-Law Shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, and subject to the limitations on the authority of the President and any Senior Vice Presidents contained in these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

62. In addition to the provisions of Bye-Law 61 hereof, the Board may appoint any person whether or not he is a Director to hold such other office (including any additional Vice Presidencies) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms and the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

63. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

64. All cheques, promissory notes, drafts, bills or exchange or other instruments, whether negotiable or transferrrable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

65. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any persons including any Director of former Director who has held any executive officer or employment with the Company or with any body corporate which is or have been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, for the the insurance of any such person.

66. Subject to Bye-Law 61 hereof, the Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period and upon such terms as the Board may determine may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                    COMPENSATION OF OFFICERS OF THE COMPANY
                    ---------------------------------------

67. The compensation payable by the Company to its Executive Officers as detailed herein and such other officers and employees of the Company as the Board may from time to time approve shall be determined by the Compensation/Stock Option Committee of the Board. The said Compensation/Stock Option Committee shall have the absolute power to set remuneration of officers and employees of the Comapny in terms of salary, commission, participation in profits or otherwise of the Company as the said Committee in its absolute discretion shall determine. For the avoidance of doubt, the issue of compensation payable by the Company to its Executive Officers and employees shall be as provided herein, that is, it shall be a matter for the Compensation/Stock Option Committee of the Board only and shall not under any circumstances be a matter for action by Members in general meeting.

                        DELEGATION OF THE BOARD'S POWERS
                        --------------------------------

68. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exerciseable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

69. The Board may entrust to and confer upon any Director or officer any of the powers exerciseable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

70. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regualtions which may be imposed upon it by the Board.

71. Subject to Bye-Law 61 hereof and without prejudice to the generality of Bye-Law 70, the Board shall, immediately following the Annual General Meeting each year, establish the following Committees of the Board:-

     (1)  The Audit Committee
     (2)  The Executive Committee
     (3)  The Investment Committee
     (4)  The Compensation/Stock Option Committee
     (5)  The Reinsurance Security Committee, and
     (6)  The Nominating Committee

     The foregoing committees shall consist of such person or persons (whether a member or members of its body or not) as the Board thinks fit. The Committee shall, in the exercise of the powers, authorities and discretions delegated to them, conform to any regulations which may be imposed upon them from time to time by the Board.

                            PROCEEDINGS OF THE BOARD
                            ------------------------

72. The Board may meet for the despatch of business, adjourn or otherwise regulate its meetings as it thinks fit, provided that no business shall be transacted at a meeting of the Board unless not less than 7 clear days' notice in writing of the meeting shall be given to each director giving reasonable details of the business to be so transacted, and provided further that any director may by notice in writing to the Company agree that no notice need, or any shorter notice specified in the notice may, be given to him either generally or in respect of a particular meeting. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. Any four Directors of the Company or the Chairman acting alone may summon a Board Meeting. A Director may, and the Secretary on the requistion of the Director shall at any time summon a Board meeting. For the purpose of this Bye-Law the expression 'clear days' means that the day on which the notice is despatched and the day of the meeting shall not be counted in calculating notice period. Except with the unanimous approval of the Directors, all Board Meetings shall be held in Bermuda.

                           TELEPHONIC BOARD MEETINGS
                           -------------------------

73. Directors may participate in any meeting of the Board by means of conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other and such participation shall constitute presence at a meeting as if those participating were present in person. A telephonic board meeting shall only be initiated from Bermuda where there is a quorum present in Bermuda when the telephone link-up is initiated and Bermuda shall thus be deemed to be the situs of the Board Meeting.

74. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or sent to him by post, cable, telex, telecopier or other mode or representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

75. (a) The quorum necessary for the transaction of the business of the Board shall be two Directors. Any Director who ceases to be a Director at a board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting.

     (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interests shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

76. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

77. The Board shall elect the Chairman of the Board from amongst its members. If the Chairman of the Board is absent, the President shall be Chairman. If at any meeting neither the Chairman of the Board nor the President is present within five minutes after the time appointed for the holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

78. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

79. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

80. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or persons so authorised.

                                    MINUTES
                                    -------
81. (1) The Directors shall cause minutes to be made and books kept for the purpose of recording -
          (a)  all appointments of officers made by the Directors;
          (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;
          (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;
          (d)  of all proceedings of managers (if any).
     (2) Save as expressly directed by the Chairman, the Secretary shall be under no obligation to circulate to the Members copies of the minutes of any general meeting. Copies of the same shall be available for inspection at the registered office of the Company without charge during normal business hours and the Secretary shall on request supply photocopies of the same to any Member.

                                   SECRETARY
                                   ---------

82. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any secretary so appointed may be removed by the Board. The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

83. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL
                                    --------

84. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.
     (b) The Board shall provide for the custody of the Seal, which Seal shall only be used by authority of the Board or of a committee authorised by the Board in that behalf. Subject to these Bye-Laws, any instrument to which the seal is affixed shall be signed by a Director and by the Secretary or by a second Director; provided that the Secretary or a Director may affix the Seal over his signature only to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.
     (c) The Company may have one duplicate Seal which shall be known as the "Overseas Seal" and which shall be used for the execution of documents and instruments which require to be executed outside Bermuda. The provisions of paragraph (a) of this Bye-Law applicable to the Seal shall mutatis mutandis apply to the Overseas Seal.
     (c) The Overseas Seal of the Company may be used outside Bermuda for the bona fide purposes of the Company and wherever and whenever so used shall be duly noted and recorded at a meeting of the Board and copies of all instruments sealed by the Overseas Seal shall be kept at, or remitted to, the registered office of the Company.

                          DIVIDENDS AND OTHER PAYMENTS
                          ----------------------------

85. Subject to the Companies Acts and these Bye-Laws, the Board may from time to time declare cash dividends to be paid to the Members according to their rights and interests in the profits including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of
     the Company, in the opinion of the Board, justifies such payment.   For the
     purpose of this Bye-Law, contributed surplus shall be deemed not be a profit of the Company and shall not be taken account of in calculating the amount of the profits available for distribution to the Members and shall not be available for distribution other than in the manner provided for in Bye-Law 91.

86. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-
     (a) all dividends may be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;
     (b) dividends may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid.

87. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

88. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

89. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appears in the register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

90. Any dividend unclaimed for a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

91. The Board may (a) declare a distribution to any Member out of contributed surplus and (b) may direct payment or satisfaction of such distribution or any dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend and Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific asset in trustees as may seem expedient to the Board.

                                    RESERVES
                                    --------

92. The Board may, before recommending or declaring any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

                           CAPITALIZATION OF PROFITS
                           -------------------------

93. The Company may, upon the recommendation of the Board, at any time and from time to time resolve in general meeting to the effect that it is desirable to capitalize all or part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Members credited as fully paid.

94. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                                  RECORD DATES
                                  ------------

95. The Board may fix any date as the record date for the payment of any dividend or distribution or for the allotment or issue of shares in the Company. The Board shall also fix the record date for General Meetings of the Company identifying the persons entitled to receive notices of and vote at the General Meeting. Such record date for any General Meeting shall be a period fixed by the Board but shall not be more than 90 days or less than 7 days prior to the General Meeting.

                               ACCOUNTING RECORDS
                               ------------------

96. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

97. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, and provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

98. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                     AUDIT
                                     -----

99. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS
                     --------------------------------------

100. Any notice of a general meeting of the Company shall be deemed to be duly given to a Member if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

101. Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or than any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP
                                   ----------

102. Subject to these Bye-Laws, if the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

                                   INDEMNITY
                                   ---------

103. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Laws 70 and 71 shall be indemnified out of the funds of the Company against civil liabilities loss damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Acts.

104. To the extent that any Director, officer or member of a committee duly constituted under these Bye-Laws is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

105. No Director, Secretary or other duly appointed Officer of the Company shall be personally liable to the Company or its Members for monetary damages in respect of the exercise or non-exercise of any power or duty vested in such Director, Secretary or Officer, provided however, the foregoing shall not extend to any matter which would be rendered void by the operation of
     Section 98 of the Companies Act.

106 Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director, Secretary, officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorised in these Bye-Laws or otherwise pursuant to the laws of Bermuda.

                             ALTERATION TO BYE-LAWS
                             ----------------------

107. Any amendment to these Bye-Laws shall be decided on by a simple majority of votes cast at any General Meeting of the Company; provided however, that any proposed amendment to Bye-Laws 2, 3, 5, 24, 26, 27, 56, and 107 shall be decided on by the affirmative vote of 75% of the outstanding voting shares in the Company duly cast at a general meeting of the Company called for the purpose.

                               REGISTERED OFFICE
                               -----------------

108. The Registered office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                 INTERPRETATION
                                 --------------

109. In these Bye-Laws unless the context otherwise requires -

     "Bermuda" means the Islands of Bermuda;

     "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

     "Company" means Mutual Risk Management Ltd. incorporated in Bermuda on the 5th day of September, 1977;

     "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

     "Member" means any person who agrees to become a member of the Company and whose name is entered in its register. The term "member" and "shareholder" are hereby deemed synonymous;

     "paid up" means paid up or credited as paid up;

     "Register" means the Register of Members of the Company;

     "Seal" means the common seal of the Company;

     "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

     "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

     for the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

     words importing the singular number only include the plural number and vice versa;

     words importing the masculine gender only include the feminine and neuter genders respectively;

     words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

     reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

     any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).



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